                                                                  EXECUTION COPY


                                                                     EXHIBIT 4.6

================================================================================

                               KEY PLASTICS, INC.


                             SERIES A AND SERIES B


                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2007


                               _________________


                                   INDENTURE

                           Dated as of March 24, 1997

                               _________________



                               _________________

                              Marine Midland Bank

                               _________________

                                    Trustee



================================================================================

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
311 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
312 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.05
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            12.03
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            12.03
313 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
    (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . .             7.07
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06, 12.02
    (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
314 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             4.03
    (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . .            12.04
    (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . .            12.04
    (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            12.05
    (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.05
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . .             2.09
    (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . .             6.05
    (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . .             6.04
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.07
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.12
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . .             6.08
    (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . .             6.09
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.04
318 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            12.01
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                           Page
                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE
Section 1.01.     Definitions ............................................    1
Section 1.02.     Other Definitions.......................................   15
Section 1.03.     Incorporation by Reference of Trust Indenture Act.......   16
Section 1.04.     Rules of Construction...................................   16

                                  ARTICLE 2
                        THE SENIOR SUBORDINATED NOTES
Section 2.01.     Form and Dating.........................................   17
Section 2.02.     Execution and Authentication............................   19
Section 2.03.     Registrar and Paying Agent..............................   19
Section 2.04.     Paying Agent to Hold Money in Trust.....................   20
Section 2.05.     Holder Lists............................................   20
Section 2.06.     Transfer and Exchange...................................   20
Section 2.07.     Replacement Of Senior Subordinated Notes................   28
Section 2.08.     Outstanding Senior Subordinated Notes...................   28
Section 2.09.     Treasury Senior Subordinated Notes......................   29
Section 2.10.     Temporary Senior Subordinated Notes.....................   29
Section 2.11.     Cancellation............................................   29
Section 2.12.     Defaulted Interest......................................   30
Section 2.13.     Record Date.............................................   30
Section 2.14.     CUSIP Number............................................   30

                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT
Section 3.01.     Notices to Trustee......................................   30
Section 3.02.     Selection of Senior Subordinated Notes to be Redeemed...   30
Section 3.03.     Notice of Redemption....................................   31
Section 3.04.     Effect of Notice of Redemption..........................   32
Section 3.05.     Deposit of Redemption Price.............................   32
Section 3.06.     Senior Subordinated Notes Redeemed in Part..............   32
Section 3.07.     Optional Redemption.....................................   32
Section 3.08.     Mandatory Redemption....................................   33
Section 3.09.     Repurchase Offers.......................................   33

                                  ARTICLE 4
                                  COVENANTS
Section 4.01.     Payment of Senior Subordinated Notes....................   35
Section 4.02.     Maintenance of Office or Agency.........................   36
Section 4.03.     Reports.................................................   36
Section 4.04.     Compliance Certificate..................................   37
Section 4.05.     Taxes...................................................   37
Section 4.06.     Stay, Extension and Usury Laws..........................   38

Section 4.07.  Restricted Payments.......................................    38
Section 4.08.  Dividend and Other Payment Restrictions Affecting
               Subsidiaries..............................................    40
Section 4.09.  Incurrence of Indebtedness and Issuance of
               Disqualified Stock and Preferred Stock of Subsidiaries....    41
Section 4.10.  Asset Sales...............................................    43
Section 4.11.  Transactions with Affiliates..............................    44
Section 4.12.  Liens.....................................................    44
Section 4.13.  Line of Business..........................................    45
Section 4.14.  Corporate Existence.......................................    45
Section 4.15.  Offer to Repurchase Upon Change of Control................    45
Section 4.16.  No Senior Subordinated Debt...............................    45
Section 4.17.  Designation of Unrestricted Subsidiaries..................    46
Section 4.18.  Subsidiary Guarantees.....................................    46
Section 4.19.  Payments for Consent......................................    46

                                  ARTICLE 5
                                  SUCCESSORS
Section 5.01.  Merger, Consolidation, or Sale of Assets..................    46
Section 5.02.  Successor Corporation Substituted.........................    47

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES
Section 6.01.  Events of Default.........................................    48
Section 6.02.  Acceleration..............................................    49
Section 6.03.  Other Remedies............................................    50
Section 6.04.  Waiver of Past Defaults...................................    50
Section 6.05.  Control by Majority.......................................    50
Section 6.06.  Limitation on Suits.......................................    51
Section 6.07.  Rights of Holders of Senior Subordinated Notes to
               Receive Payment...........................................    51
Section 6.08.  Collection Suit by Trustee................................    51
Section 6.09.  Trustee May File Proofs of Claim..........................    52
Section 6.10.  Priorities................................................    52
Section 6.11.  Undertaking for Costs.....................................    53

                                  ARTICLE 7
                                   TRUSTEE
Section 7.01.  Duties of Trustee.........................................    53
Section 7.02.  Rights of Trustee.........................................    54
Section 7.03.  Individual Rights of Trustee..............................    55
Section 7.04.  Trustee's Disclaimer......................................    55
Section 7.05.  Notice of Defaults........................................    55
Section 7.06.  Reports by Trustee to Holders of the Senior
               Subordinated Notes........................................    55
Section 7.07.  Compensation and Indemnity................................    56
Section 7.08.  Replacement of Trustee....................................    56
Section 7.09.  Successor Trustee by Merger, etc..........................    57
Section 7.10.  Eligibility; Disqualification.............................    58
Section 7.11.  Preferential Collection of Claims Against Company ........    58

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.   Option to Effect Legal Defeasance or Covenant
                Defeasance.................................................  58
Section 8.02.   Legal Defeasance and Discharge.............................  58
Section 8.03.   Covenant Defeasance........................................  59
Section 8.04.   Conditions to Legal or Covenant Defeasance.................  59
Section 8.05.   Deposited Money and Government Securities to be
                Held in Trust; Other Miscellaneous Provisions..............  60
Section 8.06.   Repayment to Company.......................................  61
Section 8.07.   Reinstatement..............................................  61

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.   Without Consent of Holders of Senior Subordinated Notes....  62
Section 9.02.   With Consent of Holders of Senior Subordinated Notes.......  62
Section 9.03.   Compliance with Trust Indenture Act........................  64
Section 9.04.   Revocation and Effect of Consents..........................  64
Section 9.05.   Notation on or Exchange of Senior Subordinated Notes.......  64
Section 9.06.   Trustee to Sign Amendments, etc ...........................  64

                                  ARTICLE 10
                                SUBORDINATION
Section 10.01.  Agreement to Subordinate...................................  65
Section 10.02.  Liquidation; Dissolution; Bankruptcy.......................  65
Section 10.03.  Default on Designated Senior Debt..........................  65
Section 10.04.  Acceleration of Securities.................................  66
Section 10.05.  When Distribution Must Be Paid Over........................  66
Section 10.06.  Notice By Company..........................................  66
Section 10.07.  Subrogation................................................  66
Section 10.08.  Relative Rights............................................  67
Section 10.09.  Subordination May Not Be Impaired by Company...............  67
Section 10.10.  Distribution or Notice to Representative...................  67
Section 10.11.  Rights of Trustee and Paying Agent.........................  68
Section 10.12.  Authorization to Effect Subordination......................  68
Section 10.13.  Amendments.................................................  68

                                  ARTICLE 11
                            SUBSIDIARY GUARANTEES
Section 11.01.  Subsidiary Guarantees......................................  68
Section 11.02.  Execution and Delivery of Subsidiary Guarantee.............  69
Section 11.03.  Guarantors May Consolidate, Etc., on Certain Terms.........  70
Section 11.04.  Releases Following Sale of Assets..........................  70
Section 11.05.  "Trustee" to Include Paying Agent..........................  71
Section 11.06.  Additional Guarantors......................................  71
Section 11.07.  Subordination of Subsidiary Guarantee......................  71
Section 11.08.  Liquidation; Dissolution; Bankruptcy.......................  71
Section 11.09.  Default on Designated Senior Debt..........................  72
Section 11.10.  Acceleration of Securities.................................  72

Section 11.11.  When Distribution Must Be Paid Over.......................   72
Section 11.12.  Notice By A Guarantor.....................................   73
Section 11.13.  Subrogation...............................................   73
Section 11.14.  Relative Rights...........................................   73
Section 11.15.  Subordination May Not Be Impaired by any Guarantor........   74
Section 11.16.  Distribution or Notice to Representative..................   74
Section 11.17.  Rights of Trustee and Paying Agent........................   74
Section 11.18.  Authorization to Effect Subordination.....................   74
Section 11.19.  Limitation of Guarantor's Liability.......................   75

                                  ARTICLE 12
                                MISCELLANEOUS
Section 12.01.  Trust Indenture Act Controls..............................   75
Section 12.02.  Notices...................................................   75
Section 12.03.  Communication by Holders of Senior Subordinated
                Notes with Other Holders of Senior Subordinated
                Notes.....................................................   76
Section 12.04.  Certificate and Opinion as to Conditions Precedent........   77
Section 12.05.  Statements Required in Certificate or Opinion.............   77
Section 12.06.  Rules by Trustee and Agents...............................   77
Section 12.07.  No Personal Liability of Directors, Officers,
                Employees and Stockholders................................   77
Section 12.08.  Governing Law.............................................   78
Section 12.09.  No Adverse Interpretation of Other Agreements.............   78
Section 12.10.  Successors................................................   78
Section 12.11.  Severability..............................................   78
Section 12.12.  Counterpart Originals.....................................   78
Section 12.13.  Table of Contents, Headings, etc .........................   78

                                   EXHIBITS

Exhibit A-1     FORM OF SENIOR SUBORDINATED NOTE

Exhibit A-2     FORM OF REGULATION S TEMPORARY GLOBAL
                SENIOR SUBORDINATED NOTE

Exhibit B-1     FORM OF CERTIFICATE FOR EXCHANGE OR
                REGISTRATION OF TRANSFER FROM RULE 144A
                GLOBAL SENIOR SUBORDINATED NOTE TO
                REGULATION S GLOBAL SENIOR SUBORDINATED
                NOTE

Exhibit B-2     FORM OF CERTIFICATE FOR EXCHANGE OR
                REGISTRATION OF TRANSFER FROM REGULATION S
                GLOBAL SENIOR SUBORDINATED NOTE TO RULE
                144A GLOBAL SENIOR SUBORDINATED NOTE

Exhibit B-3     FORM OF CERTIFICATE FOR EXCHANGE OR
                REGISTRATION OF TRANSFER OF DEFINITIVE SENIOR
                SUBORDINATED NOTES

Exhibit B-4     FORM OF CERTIFICATE FOR EXCHANGE OR
                REGISTRATION OF TRANSFER FROM RULE 144A
                GLOBAL SENIOR SUBORDINATED NOTE OR
                REGULATION S PERMANENT GLOBAL SENIOR
                SUBORDINATED NOTE TO DEFINITIVE SENIOR
                SUBORDINATED NOTE

Exhibit C       FORM OF CERTIFICATE TO BE DELIVERED BY
                INSTITUTIONAL ACCREDITED INVESTORS

Exhibit D       FORM OF SUBSIDIARY GUARANTEE

Exhibit E       FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of March 24, 1997, by and among Key Plastics, Inc., a Michigan corporation, as Issuer (the "Company"), Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/4% Series A Senior Subordinated Notes due 2007 (the "Series A Senior Subordinated Notes") and the 10 1/4% Series B Senior Subordinated Notes due 2007 (the "Series B Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes"):


                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory, goods or services in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections
4.15 and/or 5.01 and not by the provisions of Section 4.10), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Subsidiary; or by a Subsidiary to the Company or to another Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, and (iii) any Restricted Payment, Permitted

Investment or dividend or distribution that is permitted by Section 4.07 will not be deemed to be Asset Sales.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) $55.0 million, (b) 90% of the face amount of all accounts receivable owned by the Company, its Subsidiaries or Key Plastics U.K. as of such date and (c) 60% of the book value on a FIFO basis of all inventory owned by the Company, its Subsidiaries or Key Plastics U.K. as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Keefe Bank Watch Rating of "B" or better, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (vi) above.

          "Cedel" means Cedel bank, societe anonyme.

          "Change of Control" means the occurrence of any of the following:
(i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) prior to an Initial Public Offering, any "Person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties, (1) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (2) becomes a shareholder of the Company with the right to appoint or remove directors of the Company holding 50% or more of the voting rights at meetings of the Board of Directors on all, or substantially all, matters or (3) becomes able to exercise the right to give directions with respect to the operating and financial policies of the Company with which the relevant directors are obligated to comply by reason of (A) provisions contained in the organization documents of the Company, or (B) the existence of any contract permitting such Person to exercise control over the Company, or (b) after an Initial Public Offering, any "Person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 30% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares), and, the Principals, collectively, are the "beneficial owners" of a lesser percentage of the Voting Stock of the Company than such other "Person" and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election, a majority of the Board of Directors of the Company, (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors,
(iv) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (v) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person pursuant to a transaction in which none of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such

Consolidated Net Income), plus (ii) if the Company is not an S-Corporation or substantially similar pass-through entity for Federal income tax purposes, any provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Senior Subordinated Notes" means Senior Subordinated Notes that are in the form of the Senior Subordinated Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 3 thereof.

          "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in an Officers' Certificate as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the registered holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Estimation Period" means the period for which a stockholder who is an individual is required to estimate for Federal income tax purposes his allocation of taxable income from a calendar year in connection with determining his estimated federal income tax liability for such period.

          "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Subordinated Notes for Series A Senior Subordinated Notes.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

          "Fixed Charges" means, with respect to any Person and its Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person and its Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

          "Foreign Restricted Subsidiary" means a Subsidiary that is not formed under the laws of the United States of America or of a state or territory thereof.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Global Senior Subordinated Notes" means, individually and collectively, the Regulation S Temporary Global Senior Subordinated Note, the Regulation S Permanent Global Senior Subordinated Note and the Rule 144A Global Senior Subordinated Note.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means (i) Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts and currency swap agreements, or (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

          "Holder" means a Person in whose name a Senior Subordinated Note is registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds an interest through a Participant.

          "Initial Public Offering" means the sale of Capital Stock of the Company pursuant to (a) a registration statement under the Securities Act that has been declared effective by the SEC or (b) a public offering outside the United States and which results, in either case, in an active trading market for such shares. An active trading market shall be deemed to exist if such shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or any major international trading market exchange.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates), in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that the deferral of existing royalty and management fees owing by any Unrestricted Subsidiary to the Company consistent with the past practice of the Company shall not be "Investments," provided that any such amounts are not included as revenues or income of the Company and its Subsidiaries during such deferral period for purposes of calculating any amounts under the Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Competition Agreement" means, collectively, the provisions contained in the Employment and Noncompetition Agreements, each dated August 5, 1988, between the Company and certain shareholders of the Company, and in the Consulting and Noncompetition Agreement, dated August 9, 1990, between the Company and a certain shareholder of the Company, whereby such shareholders agreed not to compete with the Company on the terms and conditions set forth therein, as amended on November 17, 1992, and as amended subsequent to the date of this Indenture.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries; provided, however, that Indebtedness that would otherwise be Non-Recourse Debt but for the reason that the Company or a Subsidiary may be directly or indirectly liable as a guarantor or otherwise, such Indebtedness will be considered Non-Recourse Debt if the guarantee of such Indebtedness or other obligation with respect to such Indebtedness was not prohibited at the time of its incurrence by Sections 4.07 and 4.09 (with the amount of the Restricted Payment or Indebtedness, as the case may be, being equal to the principal amount of the Indebtedness so guaranteed, directly or indirectly, by the Company or any Subsidiary or for which the Company or any Subsidiary may be, directly or indirectly, obligated).

          "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Securities in global form, or any successor entity thereto.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

          "Permitted Business" means (a) any business in which the Company and its Subsidiaries are engaged on the date of this Indenture or any reasonable extension or expansion of such businesses and (b) any business similar or related to the manufacture, design, marketing, distribution or resale of automotive parts or plastic products, parts, components or assemblies.

          "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary; (b) any Investment in Cash Equivalents; (c) any Investments existing on the date of this Indenture after giving effect to the intended use of proceeds set forth and transactions referred to in the Offering Memorandum related to the Senior Subordinated Notes under the caption "Use of Proceeds" and any amendment, modification, restatement, supplement, extensions, renewal, refunding, replacement, refinancing, in whole or in part, thereof, provided that the aggregate amount of such Investments under this clause (c) do not at any time exceed, in the aggregate, the amount of such Investments outstanding on the date of this Indenture; (d) any Investment by the Company or any Subsidiary of the Company, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (e) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (f) any acquisition of assets in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(g) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $12.5 million.

          "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt pursuant to Article 10 of this Indenture.

          "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company, for the related Estimation Period, provided, however, that (A) prior to any distributions of Tax Amounts the Company shall deliver an Officers' Certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of this Indenture and stating that the Company qualifies as an S-Corporation or substantially similar pass-through entity for Federal income tax purposes and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as an S-Corporation or substantially similar pass-through entity for Federal income tax purposes for the period covered by such financial statements.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including any premiums on principal); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" mean (i) any or all of David Benoit, George Mars and Joel Tauber and (ii) any trust established by any of the foregoing provided that the beneficiaries of the trust are members of such person's immediate family and such person maintains sole voting power over the shares held by such trust.

          "Purchase and Sale of Shares Promissory Agreement" means the Purchase and Sale of Shares Promissory Agreement, dated October 21, 1996, by and between the Company and the other parties named therein.

          "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which Federal individual estimated tax payments are due provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last 20 days of the immediately preceding December.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 24, 1997, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Senior Subordinated Note" means a Regulation S Temporary Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, as appropriate.

          "Regulation S Permanent Global Senior Subordinated Note" means a permanent global Senior Subordinated Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Senior Subordinated Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Senior Subordinated Notes sold in reliance on Regulation S.

          "Regulation S Temporary Global Senior Subordinated Note" means a single temporary global Senior Subordinated Note in the form of the Senior Subordinated Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing the Senior Subordinated Notes sold in reliance on Regulation S.

          "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Representative" means the Trustee or other trustee, agent or representative for any Senior Debt.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Senior Subordinated Note" means a permanent global Senior Subordinated Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Senior Subordinated Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Senior Subordinated Notes sold to U.S. Persons in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means that certain Credit Agreement, dated as of March 24, 1997, by and among the Company, the lenders party thereto from time to time and NBD Bank, as agent for such lenders, providing for up to $140.0 million of credit borrowings, including any related notes, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, supplemented, extended, renewed, refunded, replaced, refinanced or defeased from time to time.

          "Senior Debt" means (i) all Indebtedness and other obligations and liabilities outstanding at any time under the Senior Credit Facility permitted under clauses (ii) and (iii) of the second paragraph of Section 4.09, (ii) any other Indebtedness permitted to be incurred by the Company or any Subsidiary under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Senior Subordinated Notes, including, without limitation, any Indebtedness of any Subsidiary to the Company unless such intercompany Indebtedness expressly provides that it is subordinated to the Senior Subordinated Notes and (iii) all Obligations with respect to the foregoing as described in clauses (i) and (ii) above, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition of bankruptcy at the ratio provided in the relevant document, whether or not an allowed claim. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

          "Senior Subordinated Note Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, a "Subsidiary" shall: (x) include, with respect to any Person, any corporation, association or other business entity in which such Person or a Subsidiary of such Person holds at least 35% of the equity and has the ability to direct the policies and business decisions of such corporation, association or other business entity, whether by control of the Board of Directors, contract or otherwise; and (y) not include, with respect to any Person, any Unrestricted Subsidiary of such Person.

          "Subsidiary Guarantee" means a Guarantee by a Subsidiary on a senior subordinated basis of the Company's payment obligations under the Senior Subordinated Notes and this Indenture.

          "Tax Allocation Agreement" means that certain Tax Allocation Agreement by and between the Company and its shareholders relating to federal and certain state and local tax liabilities of the Company.

          "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (A) the product of (x) the taxable income of the Company for such period as determined by any Tax Amounts CPA and (y) the Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its stockholders in the current or any prior taxable year, or portion thereof, commencing on or after the date of this Indenture (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

          "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

          "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal and state income tax, imposed on an individual taxpayer, as certified by any Tax Amounts CPA in a certificate filed with the Trustee. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state marginal tax rate applicable to any stockholder.

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(g)(i) hereof.

          "True-up Amount" means, in respect of a particular taxable year, an amount determined by any Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (ii) the actual Tax Amounts for such year.
For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) above shall be referred to as the "True-up Amount due to the stockholders."

          "True-up Determination Date" means the date on which any Tax Amounts CPA delivers a statement to the Trustee indicating the True-up Amount.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means any Person who would otherwise be a Subsidiary, but for the fact that such Person is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, other than to the extent permitted in the definition of Non-Recourse Debt; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries.

          "U.S. Person" has the meaning specified in Regulation S.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                             Defined in
                 Term                                                          Section
          "Accredited Investor"   . . . . . . . . . . . . . . . . . . . . . .  2.01
          "Affiliate Transaction"   . . . . . . . . . . . . . . . . . . . . .  4.11
          "Change of Control Offer"   . . . . . . . . . . . . . . . . . . . .  3.09
          "Change of Control Payment"   . . . . . . . . . . . . . . . . . . .  4.15
          "Covenant Defeasance"   . . . . . . . . . . . . . . . . . . . . . .  8.03
          "Custodian"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01
          "DTC"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
          "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . .  6.01
          "Excess Proceeds"   . . . . . . . . . . . . . . . . . . . . . . . .  4.10
          "Excess Proceeds Offer"   . . . . . . . . . . . . . . . . . . . . .  3.09
          "Excess Proceeds Offer Triggering Event"  . . . . . . . . . . . . .  4.10
          "incur"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.09
          "Legal Defeasance"    . . . . . . . . . . . . . . . . . . . . . . .  8.02
          "Nonpayment Default"  . . . . . . . . . . . . . . . . . . . . . .   10.03
          "Offer Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . .  3.09
          "Offer Period"  . . . . . . . . . . . . . . . . . . . . . . . . . .  3.09
          "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
          "Payment Default"   . . . . . . . . . . . . . . . . . . . . . . .   10.03
          "Payment Blockage Notice"   . . . . . . . . . . . . . . . . . . .   10.03
          "Permitted Debt"  . . . . . . . . . . . . . . . . . . . . . . . . .  4.09
          "Purchase Date"   . . . . . . . . . . . . . . . . . . . . . . . . .  3.09
          "QIB"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
          "Registrar"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
          "Repurchase Offer"  . . . . . . . . . . . . . . . . . . . . . . . .  3.09
          "Restricted Payments"   . . . . . . . . . . . . . . . . . . . . . .  4.07
          "Revolving Credit Facility"   . . . . . . . . . . . . . . . . . . .  4.09
          "Term Facility Tranche"   . . . . . . . . . . . . . . . . . . . . .  4.09

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Subordinated Notes;

          "indenture security holder" means a Holder of a Senior Subordinated Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Senior Subordinated Notes means the Company, any Guarantor and any successor obligor upon the Senior Subordinated Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                         THE SENIOR SUBORDINATED NOTES

SECTION 2.01.  FORM AND DATING.

          The Senior Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) Global Senior Subordinated Notes. Senior Subordinated Notes offered and sold to (i) qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A and (ii) institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, ("Accredited Investors") who are not QIBs, shall be issued initially in the form of Rule 144A Global Senior Subordinated Notes, which shall be registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Senior Subordinated Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Senior Subordinated Note, which shall be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Senior Subordinated Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Senior Subordinated Note shall be exchanged for beneficial interests in Regulation S Permanent Global Senior Subordinated Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Senior Subordinated Notes, the Trustee shall cancel the Regulation S Temporary Global Senior Subordinated Note. The aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Each Global Senior Subordinated Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Senior Subordinated Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Trustee or the Senior Subordinated Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes that are held by Participants through Euroclear or Cedel Bank.

          Except as set forth in Section 2.06 hereof, the Global Senior Subordinated Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Senior Subordinated Notes and Regulation S Permanent Global Senior Subordinated Notes deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Senior Subordinated Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Senior Subordinated Notes Custodian as custodian for the Depositary.

          Participants shall have no rights either under this Indenture with respect to any Global Senior Subordinated Note held on their behalf by the Depositary or by the Senior Subordinated Note Custodian as custodian for the Depositary or under such Global Senior Subordinated Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Senior Subordinated Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Senior Subordinated Note.

          (c) Definitive Senior Subordinated Notes. Senior Subordinated Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated
Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.

          A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Subordinated Notes shall be substantially as set forth in Exhibit A-1 or Exhibit A-2 hereto.

          The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Senior Subordinated Notes contained herein have been complied with, authenticate Senior Subordinated Notes for original issue up to $125.0 million in aggregate principal amount. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Senior Subordinated Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Subordinated Note Custodian with respect to the Global Senior Subordinated Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior

Subordinated Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default or an Event of Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any other event described under Section 6.01 (g) or (h) herein, the Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

SECTION 2.05.  HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Global Senior Subordinated Notes. The transfer and exchange of Global Senior Subordinated Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Senior Subordinated Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06. Transfers of beneficial interests in the Global Senior Subordinated Notes to Persons required to take delivery thereof in the form of an interest in another Global Senior Subordinated Note shall be permitted as follows:

        (i) Rule 144A Global Senior Subordinated Note to Regulation S Global Senior Subordinated Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Senior Subordinated
             Note wishes to transfer its beneficial interest in such Rule 144A Global Senior Subordinated Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Senior Subordinated Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Senior Subordinated Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Senior Subordinated Note in an amount equal to the beneficial interest in the Rule 144A Global Senior Subordinated Note to be exchanged,
             (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Senior Subordinated Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Senior Subordinated Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Senior Subordinated Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Senior Subordinated Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Senior Subordinated Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Senior Subordinated Note that is being exchanged or transferred.

        (ii) Regulation S Global Senior Subordinated Note to Rule 144A Global Senior Subordinated Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Senior Subordinated Note wishes to transfer its beneficial interest in such Regulation S Global Senior Subordinated Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Senior Subordinated Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Senior Subordinated Note as provided in this
             Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Senior Subordinated Note equal to the beneficial interest in the Regulation S Global Senior Subordinated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Senior Subordinated Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Senior Subordinated Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States, (C) that the transfer is to an institutional "accredited investor" (as defined in Rule 501(1), (2), (3) or (7) of the Securities Act that prior to such transfer furnishes the Trustee a signed letter, substantially in the form of Exhibit C hereto, containing certain representations and agreements and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Senior Subordinated Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Senior Subordinated Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Senior Subordinated Note to be exchanged, or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Senior Subordinated Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Senior Subordinated Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Senior Subordinated Note that is being exchanged or transferred.

     (b) Transfer and Exchange of Definitive Senior Subordinated Notes. When Definitive Senior Subordinated Notes are presented by a Holder to the Registrar with a request:

         (x) to register the transfer of the Definitive Senior Subordinated Notes; or

         (y) to exchange such Definitive Senior Subordinated Notes for an equal principal amount of Definitive Senior Subordinated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Senior Subordinated Notes presented or surrendered for registration of transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

        (ii) in the case of a Definitive Senior Subordinated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

             (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

              (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

              (C) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the

                   Securities Act other than those listed in paragraphs (B) or
                   (D), a certification to that effect from such Holder
                   (in substantially the form of Exhibit B-3 hereto); or

              (D) if such Transfer Restricted Security is being transferred to a Non-United States Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

              (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (c) Transfer of a Beneficial Interest in a Rule 144A Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note for a Definitive Senior Subordinated Note.

          (i) Any Person having a beneficial interest in a Rule 144A Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Senior Subordinated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

              (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

              (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
                   Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto;

              (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

              (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Senior Subordinated Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Senior Subordinated Note Custodian, cause the aggregate principal amount of Rule 144A Global Senior Subordinated Notes or Regulation S Permanent Global Senior Subordinated Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Senior Subordinated Note in the appropriate principal amount.

         (ii) Definitive Senior Subordinated Notes issued in exchange for a beneficial interest in a Rule 144A Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Following any such issuance of Definitive Senior Subordinated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Senior Subordinated Note to reflect the transfer.

     (d) Restrictions on Transfer and Exchange of Global Senior Subordinated Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Senior Subordinated Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e)  Transfer and Exchange of a Definitive Senior Subordinated Note for a
Beneficial Interest in a Global Senior Subordinated Note.   A Definitive Senior
Subordinated Note may not be transferred or exchanged for a beneficial interest in a Global Senior Subordinated Note.

     (f) Authentication of Definitive Senior Subordinated Notes in Absence of Depositary. If at any time:

        (i) the Depositary for the Senior Subordinated Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Senior Subordinated Notes and a successor Depositary for the Global Senior Subordinated Notes is not appointed by the Company within 90 days after delivery of such notice; or

       (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Subordinated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the Global Senior Subordinated Notes in exchange for such Global Senior Subordinated Notes.

        (g) Legends.

            (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Senior Subordinated Note certificate evidencing Global Senior Subordinated Notes and Definitive Senior Subordinated Notes (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                 "THE SENIOR SUBORDINATED NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                 (A) SUCH SENIOR SUBORDINATED NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

        (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Senior Subordinated Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

             (A) in the case of any Transfer Restricted Security that is a Definitive Senior Subordinated Note, the Registrar shall permit the Holder thereof to exchange such Transfer

                   Restricted Security for a Definitive Senior Subordinated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and

              (B) in the case of any Transfer Restricted Security represented by a Global Senior Subordinated Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Senior Subordinated Note for a Definitive
                   Senior Subordinated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

        (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Senior Subordinated Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a Definitive Senior Subordinated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Senior Subordinated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Senior Subordinated Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

         (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Senior Subordinated Notes in exchange for Series A Senior Subordinated Notes accepted for exchange in the Exchange Offer, which Series B Senior Subordinated Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Senior Subordinated Notes, in each case unless the Company notifies the Registrar in writing that the Holder of such Series A Senior Subordinated Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Senior Subordinated Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

        (h) Cancellation and/or Adjustment of Global Senior Subordinated Notes. At such time as all beneficial interests in Global Senior Subordinated Notes have been exchanged for Definitive Senior Subordinated Notes, redeemed, repurchased or cancelled, all Global Senior Subordinated Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Subordinated Note is exchanged for Definitive Senior Subordinated Notes, redeemed, repurchased or cancelled, the principal amount of Senior Subordinated Notes represented by such Global Senior Subordinated Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Subordinated Note, by the Trustee or the Senior Subordinated Notes Custodian, at the direction of the Trustee, to reflect such reduction.

        (i)  General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Senior Subordinated Notes and Global Senior Subordinated Notes at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10,
                      4.15 and 9.05 hereto).

                (iii) The Registrar shall not be required to register the
                      transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                (iv) All Definitive Senior Subordinated Notes and Global Senior Subordinated Notes issued upon any registration of transfer or exchange of Definitive Senior Subordinated Notes or Global Senior Subordinated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Senior Subordinated Notes or Global Senior Subordinated Notes surrendered upon such registration of transfer or exchange.

                (v)   The Company shall not be required:

                      (A) to issue, to register the transfer of or to exchange Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                      (B) to register the transfer of or to exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part; or

                     (C) to register the transfer of or to exchange a Senior Subordinated Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated
                     Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Definitive Senior
                     Subordinated Notes and Global Senior Subordinated Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT OF SENIOR SUBORDINATED NOTES.

          If any mutilated Senior Subordinated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company may charge for its expenses in replacing a Senior Subordinated Note.

          Every replacement Senior Subordinated Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING SENIOR SUBORDINATED NOTES.

          The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Subordinated Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

          If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

          If the entire principal of, and premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY SENIOR SUBORDINATED NOTES.

          In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SENIOR SUBORDINATED NOTES.

          Until definitive Senior Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes. Until such exchange, Holders of temporary Senior Subordinated Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Subordinated Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Senior Subordinated Notes shall be delivered to the Company. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated

Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

          The record date for purposes of determining the identity of Holders of Senior Subordinated Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

SECTION 2.14.  CUSIP NUMBER.

          A "CUSIP" number shall be printed on the Senior Subordinated Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Senior Subordinated Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF SENIOR SUBORDINATED NOTES TO BE REDEEMED.

          If less than all of the Senior Subordinated Notes are to be redeemed at any time, selection of Senior Subordinated Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed, or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed in part.

          The Trustee shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Subordinated Notes of a Holder are to be redeemed, the entire outstanding amount of Senior

Subordinated Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

          The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed and that, a new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note;

          (d)  the name and address of the Paying Agent;

          (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Senior Subordinated Notes and/or Section of this Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

           Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Subordinated Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

SECTION 3.06.  SENIOR SUBORDINATED NOTES REDEEMED IN PART.

          Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          The Senior Subordinated Notes shall not be redeemable at the Company's option prior to March 15, 2002. Thereafter, the Senior Subordinated Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                 YEAR                                          PERCENTAGE

                 2002   . . . . . . . . . . . . . . . . . .     105.125%
                 2003   . . . . . . . . . . . . . . . . . .     103.417
                 2004   . . . . . . . . . . . . . . . . . .     101.708
                 2005 and thereafter  . . . . . . . . . . .     100.000%

          Notwithstanding the foregoing, prior to March 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes initially issued at a redemption price of 109 1/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public equity offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of the Senior Subordinated Notes originally issued pursuant to this Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public equity offering.

          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

SECTION 3.09.  REPURCHASE OFFERS.

          In the event that the Company shall be required to commence an offer to all Holders to purchase Senior Subordinated Notes (a "Repurchase Offer"), pursuant to Section 4.10 hereof (an "Excess Proceeds Offer"), or pursuant to
Section 4.15 hereof (a "Change of Control Offer") the Company shall follow the procedures specified below.

          The Repurchase Offer shall commence no later than ten Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.15(b) hereof) or an Excess Proceeds Offer Triggering Event, as the case may be, and remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.15 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Repurchase Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Excess Proceeds Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

              (a)  that the Repurchase Offer is being made pursuant to this
    Section 3.09 and Section 4.10 or 4.15 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

            (b)  the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Repurchase Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

            (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to an Repurchase Offer may only elect to have all or any portion of such Senior Subordinated Note purchased;

            (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Repurchase Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

            (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

         On (or at the Company's election, before) the Purchase Date, the Company shall, (i) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Senior Subordinated Notes or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment or Excess Proceeds Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly

(but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered, provided that each such new Senior Subordinated Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Senior Subordinated Notes or portions thereof purchased pursuant to the Repurchase Offer will be cancelled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after the Purchase Date.

          Other than as specifically provided in this Section 3.09 or Section
4.10 or 4.15, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.  PAYMENT OF SENIOR SUBORDINATED NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Senior Subordinated Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.
The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

          Whether or not required by the rules and regulations of the SEC, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish to the Holders of Senior Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Senior Subordinated Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. If the Company's independent public accountants cannot furnish such statement because such a statement would be contrary to the current recommendations of the American Institute of Certified Public Accountants, the Company shall furnish to the Trustee in connection with the distribution of year-end financial statements delivered pursuant to Section 4.03(a) above, an Officers' Certificate certifying thereto and the reasons therefor.

          (c) The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (b) the payment of any dividend or distribution by a Subsidiary of the Company to the holders of a class of its Equity Interests, which include the Company or a Subsidiary, on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Subordinated Notes, except a payment of interest or principal at Stated Maturity; (iv) make any payment in respect of any Non-Competition Agreement; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (vi) and (vii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) less the amount paid or to be paid in respect of such period pursuant to clause (vii) of the next following paragraph, plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than (x) proceeds from the sale of Disqualified Stock, (y) proceeds received by the Company from its stockholders pursuant to Paragraph 1 of the Tax Allocation Agreement or proceeds from contributions or payments received by the Company from any stockholder of the Company as compensation for, or in connection with, the net tax benefit realized by such stockholder as a result of the allocation to such stockholder of the net loss of the Company for income tax purposes and (z) proceeds received by the Company which are used by the Company to make a substantially concurrent Restricted Payment pursuant to clause (ii) or (vi) below) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus
     (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $2.5 million.

          The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any employee of the Company or any of its Subsidiaries upon termination of employment; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) the purchase of the remaining outstanding Equity Interests in Materias Plasticas, S.A. not owned by the Company pursuant to the Purchase and Sale of Shares Promissory Agreement; (vi) the making of any Restricted Payment by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that if such transaction is permitted pursuant to this clause (vi), then the net proceeds received by the Company shall not be included in the calculation of net proceeds received by the Company referred to in clause (c)(ii) of the preceding paragraph; and (vii) the payment of Permitted Quarterly Tax Distributions to the holders of Common Stock of the Company as described below.

          For so long as the Company is an S-Corporation or a substantially similar pass-through entity for Federal income tax purposes, the Company may make cash distributions to its members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such undistributed portion.

          Within 10 days following the Company's filing of Internal Revenue Service Form 1120S for the immediately preceding taxable year, the Company shall cause a Tax Amounts CPA to file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount and a certification that the Tax Percentage has been calculated in accordance with this Indenture. In the case of a True-up Amount due to the members, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such True-up Amount. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating the amount of such Restricted Payment, that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) existing agreements as in effect on the date of this Indenture, (b) the Senior Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, extensions, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement, extensions or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of this Indenture, (c) this Indenture and the Senior Subordinated Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred, (f) by reason of customary non-assignment provisions in leases or agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Indebtedness of Guarantors or Foreign Restricted Subsidiaries, provided that such Indebtedness was permitted to be incurred pursuant to this Indenture, or (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK OF SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such

Disqualified Stock is issued would have been at least 2 to 1, if such Indebtedness is incurred or such Disqualified Stock is issued prior to March 15, 1998, or 2.25 to 1 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

          The foregoing limitations shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company of Indebtedness represented by the Senior Subordinated Notes and this Indenture and the guarantee by any Subsidiary of such Indebtedness;

     (ii) the incurrence by the Company or any Guarantor of term Indebtedness under the Term Facility Tranche of the Senior Credit Facility (the "Term Facility Tranche"), letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) and related Guarantees (with the amount of such Guarantee not being duplicatively counted) under the Term Facility Tranche; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) outstanding under the Term Facility Tranche after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to $15.0 million less the aggregate amount of Net Proceeds from Asset Sales applied to permanently reduce the Indebtedness under the Term Facility Tranche and less the amount of any permanent reductions in commitments under the Term Facility Tranche subsequent to the date hereof;

     (iii) the incurrence by the Company or any Guarantor of revolving credit Indebtedness under the revolving portion of the Senior Credit Facility (the "Revolving Credit Facility"), letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) and related Guarantees (with the amount of such Guarantee not being duplicatively counted) under the Revolving Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) outstanding under the Revolving Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iii), does not exceed the greater of the Borrowing Base at the time incurred or $125.0 million, in each case, less the sum of (a) the mandatory permanent reductions in commitments under the Revolving Credit Facility, up to $55 million, and (b) the aggregate amount of Net Proceeds from Asset Sales applied to permanently reduce the availability of revolving credit Indebtedness under the Revolving Credit Facility;

     (iv) the incurrence by the Company and the Guarantors of the Existing Indebtedness;

     (v) the incurrence by the Company or any Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging currency rate risk or interest rate risk with respect to any floating rate or fixed rate Indebtedness or otherwise swapping fixed rate to floating rate or floating rate to fixed rate Indebtedness for the purpose of hedging against instant rate risk that, in each case, is permitted by the terms hereof to be outstanding;

     (vi) the incurrence by the Company or any Subsidiary of intercompany Indebtedness between or among the Company and any Subsidiary; provided, however, that any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (vii) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this covenant;

     (viii) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any Guarantor in connection with judgements which do not result in an Event of Default;

     (ix) the incurrence by the Company or the Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred;

     (x) the incurrence of Indebtedness to a holder of Common Stock of the Company; provided, however, that (a) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect the Senior Subordinated Notes, (b) such Indebtedness does not, upon the happening of any event or otherwise, mature or become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or become redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature, (c) such Indebtedness does not require any cash interest payments with respect such Indebtedness prior to 91 days after the date on which the Senior Subordinated Notes mature and (d) any sale or other transfer of any such Indebtedness to a Person that is not holder of Common Stock of the Company shall be deemed to constitute an incurrence of such Indebtedness by the Company;

     (xi) the incurrence by a Foreign Restricted Subsidiary of Indebtedness; provided, however, that the aggregate amount of outstanding Indebtedness incurred pursuant to this clause (xi) does not exceed $2.5 million at any time or such Indebtedness is incurred or guaranteed, directly or indirectly, as part of the Senior Credit Facility; and

     (xii) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant this clause (xii), not to exceed $15.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.10.  ASSET SALES.

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale or issue Equity Interests in any of its Subsidiaries or sell Equity Interests in any of its Subsidiaries, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by Board Resolution delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantee thereof) that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are within 3 Business Days converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under the Senior Credit Facility or Senior Debt (and to correspondingly permanently reduce commitments with respect thereto), or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall be required to make an Exceed Proceeds Offer to all Holders of Senior Subordinated Notes to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Senior Subordinated Notes to be purchased pursuant to
Section 3.09 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) any employment or consulting agreement or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (w) transactions between or among the Company and/or its Subsidiaries and (x) Restricted Payments that are permitted by Section 4.07 hereof, (y) Permitted Quarterly Tax Distributions and
(z) Permitted Investments, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

          The Company shall not and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, securing (i) Indebtedness incurred in violation of this Indenture, (ii) Indebtedness of the Company to any Subsidiary or Unrestricted Subsidiary or (iii) Indebtedness that is subordinate or junior in right of payment to any Senior Debt, unless all payments due under this Indenture and the Senior Subordinated Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.  LINE OF BUSINESS.

          The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall commence a Change of Control Offer pursuant to Section 3.09 hereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control. Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant.

          (b) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  NO SENIOR SUBORDINATED DEBT

          Neither the Company nor any Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Person and senior in any respect in right of payment to the Senior Subordinated Notes.

SECTION 4.17.  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          Any designation of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that any Investments in such entity, after giving effect to such designation, comply with the terms of this Indenture governing the designation of Unrestricted Subsidiaries and are permitted by
Section 4.07. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of Section 4.09). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

SECTION 4.18.  SUBSIDIARY GUARANTEES.

          If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture or designate an Unrestricted Subsidiary to be a Subsidiary, then such newly acquired, created or designated Subsidiary shall execute a Supplemental Indenture in substantially the form as Exhibit E hereof and deliver an Opinion of Counsel, in accordance with the terms of Article 11 hereof, provided, that this covenant shall not apply to (i) any Subsidiary that has been properly designated as an Unrestricted

Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary and (ii) any Foreign Restricted Subsidiary.

SECTION 4.19.  PAYMENTS FOR CONSENT.

          Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Guarantor, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following constitutes an "Event of Default":

          (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10);

          (b) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 hereof);

          (c)  failure by the Company to comply with the provisions of Sections
     4.10 or 4.15;

          (d) failure by the Company for 60 days after notice by the Trustee to the Company, or by any Holder to the Company and the Trustee, to comply with any of its other agreements in this Indenture or the Senior Subordinated Notes;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.5 million or more;

          (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) except as permitted by this Indenture, any Subsidiary Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee;

          (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)  generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Subsidiary in an involuntary case,

               (ii) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

               (iii)  orders the liquidation of the Company or any Subsidiary,

     and the order or decree remains unstayed and in effect for 60 consecutive days.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes. If an Event of Default occurs prior to March 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to such date, then, upon the acceleration of the Senior Subordinated Notes an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning March 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest, if any, to the date of payment:


               Year            Percentage
               ----            ----------

               1997            113.667%
               1998            111.958
               1999            110.250
               2000            108.452
               2001            106.833%


SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare the Senior Subordinated Notes to be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section
6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, all outstanding Senior Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Senior Subordinated Notes shall not enforce this Indenture or the Senior Subordinated Notes except as provided herein without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Subordinated Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Trustee in personal liability. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 hereof unless directed to do so pursuant to this Section 6.05.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Indenture or the Senior Subordinated Notes only if:

          (a) the Holder of a Senior Subordinated Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Subordinated Note may not use this Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF SENIOR SUBORDINATED NOTES TO RECEIVE
PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof) and the Holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: subject to Article 10 hereof, to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, including, without limitation, the provisions of
Section 6.05 hereof, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney.


SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.


SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.

          Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior

Subordinated Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Subordinated Notes of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Senior Subordinated Note who has been a Holder of a Senior Subordinated Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Subordinated Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Senior Subordinated Notes when such payments are due, (b) the Company's obligations with respect to such Senior Subordinated Notes under
Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Senior Subordinated Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes and Subsidiary Guarantees, the Company, its Subsidiaries or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes and Subsidiary
Guarantees:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Senior Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Subordinated Notes are being defeased to Maturity or to a particular redemption date;

               (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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               (c) in the case of an election under Section 8.03 hereof, the
          Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04

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hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture and the Senior Subordinated Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Company or any Guarantor shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

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          Notwithstanding Section 9.02 of this Indenture, the Company and the
Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

          (c) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation and to provide for the issuance of a Subsidiary Guarantee of the Company's Obligations under the Senior Notes and this Indenture by a Subsidiary of the Company in accordance with Section 4.18 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights hereunder of any Holder; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

          Except as provided below in this Section 9.02, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Senior Subordinated Notes), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes).

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and

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upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes except as provided above with respect to Sections 4.10 and 4.15 hereof;

               (c) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

               (e) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

               (g) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by Sections 4.10 and 4.15 hereof); or

               (h) make any change in the foregoing amendment and waiver provisions.





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


          In addition, any amendment to the provisions of Article 10 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Senior Subordinated Notes then outstanding if such amendment would adversely affect the rights of Holders of Senior Subordinated Notes.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Trustee shall authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

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                                 SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

          The payment of principal of, premium and Liquidated Damages, if any, interest on and all other Obligations in connection with, the Senior Subordinated Notes shall be subordinated in right of payment, to the prior payment, in full, of all Senior Debt, including without limitation all borrowings, letters of credit, other advances and all other Obligations of the Company under the Senior Credit Facility, whether outstanding on the date hereof or thereafter incurred.

SECTION 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including, without limitation, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim under applicable law) before the Holders of Senior Subordinated Notes shall be entitled to receive any payment or distribution of assets of the Company or any Guarantors of any kind or character with respect to the Senior Subordinated Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Senior Subordinated Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities and payments made from the trust pursuant to Article 8 hereof provided that such payments are made in accordance with the provisions described therein).

SECTION 10.03.  DEFAULT ON DESIGNATED SENIOR DEBT.

          Neither the Company nor any Subsidiary shall make any payment or any distribution of any kind upon or in respect of the Senior Subordinated Notes or any other Obligation in connection with the Senior Subordinated Notes, including, without limitation, for the acquisition or defeasance of any of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust pursuant to Article 8 hereof provided that such payments are made in accordance with the provisions described therein) if (i) a default in the payment, whether at stated maturity, by acceleration, by declaration or otherwise, of the principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or any regularly accruing fees with respect to, any Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "payment default") or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "nonpayment default") and, with respect to nonpayment defaults, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Senior Subordinated Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage based on a nonpayment default may be commenced unless and until 360 days have elapsed since the date that the

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immediately prior Payment Blockage Notice was received.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default was cured or waived for at least 90 days.

SECTION 10.04.  ACCELERATION OF SECURITIES.

          The Company shall promptly notify holders of Senior Debt if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07.  SUBROGATION.

          After all Senior Debt is paid in full and until the Senior Subordinated Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Subordinated Notes.

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SECTION 10.08.  RELATIVE RIGHTS.

               This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

               (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Senior Subordinated Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

               (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

               If the Company fails because of this Article 10 to pay principal of or interest or Liquidated Damages, if any, on the Senior Subordinated Notes to a Holder on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

               No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

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SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Senior Subordinated Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

SECTION 10.13.  AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified except as set forth in Section 9.02 hereof.

                                   ARTICLE 11
                             SUBSIDIARY GUARANTEES

SECTION 11.01. SUBSIDIARY GUARANTEES.

          Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Subordinated Notes or the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Subordinated Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, interest on any interest, if any (to the extent permitted by law), and Liquidated Damages, if any, on the Senior Subordinated Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by

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acceleration, redemption or otherwise.  Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will, jointly and severally with all other Guarantors, be obligated to pay the same immediately. An Event of Default under this Indenture or the Senior Subordinated Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Senior Subordinated Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations hereunder. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

          To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Senior Subordinated Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Senior Subordinated Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee (in existence on or after the date hereof) set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

          (b) Except as set forth in paragraph (a) above, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Subordinated Notes and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and, upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.10 hereof, the Trustee shall provide the Company with a certificate certifying that such Guarantor has been so released and relieved of its obligations; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.

          Concurrently with any Asset Sale (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee or Section 11.03 hereof, as the case may be, provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for its other obligations under this Indenture as provided in this Article 11.

SECTION 11.05. "TRUSTEE" TO INCLUDE PAYING AGENT.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.06. ADDITIONAL GUARANTORS.

          Any Person that was not a Guarantor on the date hereof may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit E hereto, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights, fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.07. SUBORDINATION OF SUBSIDIARY GUARANTEE.

          The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be subordinated in right of payment to the prior payment, in full, of all Obligations due in respect of Senior Debt of such Guarantor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

SECTION 11.08.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors of such Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the such Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt of such Guarantor (including, without limitation, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of such Guarantor whether or not such interest is an allowable claim under applicable law) before the Holders of Senior Subordinated Notes shall be entitled to receive any payment or distribution of assets the Guarantor of any kind or character with respect to the Senior Subordinated Notes, and until all Obligations with respect to Senior Debt of such Guarantor are paid in full, any distribution to which the Holders of Senior Subordinated Notes would be entitled shall be made to the holders of Senior Debt of such Guarantor (except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities and payments made from the trust pursuant to Article 8 hereof provided that such payments are made in accordance with the provisions described therein).

SECTION 11.09.  DEFAULT ON DESIGNATED SENIOR DEBT.

          No Guarantor shall make any payment or any distribution of any kind upon or in respect of the Senior Subordinated Notes or any other Obligation in connection with the Senior Subordinated Notes, including, without limitation, for the acquisition or defeasance of any of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust pursuant to Article 8 hereof, provided that such payments are made in accordance with the provisions described therein) if (i) a default in the payment, whether at stated maturity, by acceleration, by declaration or otherwise, of the principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or any regularly accruing fees with respect to, any Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace (a "payment default") or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt of such Guarantor as to which such default relates to accelerate its maturity (a "nonpayment default") and, with respect to nonpayment defaults, the Trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any Designated Senior Debt of such Guarantor. Payments in respect of such Guarantor's Subsidiary Guarantee of the Senior Subordinated Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of such Guarantor has been accelerated. No new period of payment blockage based upon a nonpayment default may be commenced unless and until 360 days have elapsed since the date that the immediately prior Payment Blockage Notice was received. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage
Notice unless such default was cured or waived for at least 90 days.

SECTION 11.10.  ACCELERATION OF SECURITIES.

          Each Guarantor shall promptly notify holders of Senior Debt of such Guarantor if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

SECTION 11.11.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives from a Guarantor any payment of any Obligations with respect to the Senior Subordinated Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 11.09 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

          With respect to any Guarantor with respect to the holders of Senior Debt of such Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.12. NOTICE BY A GUARANTOR.

          Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Senior Subordinated Notes or its Subsidiary Guarantee to violate this Article 11, but failure to give such notice shall not affect the subordination of its Subsidiary Guarantee or of the Senior Subordinated Notes to the Senior Debt of such Guarantor as provided in this
Article 11.

SECTION 11.13.  SUBROGATION.

          With respect to any Guarantor, after all Senior Debt of such Guarantor is paid in full and until the Senior Subordinated Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness of such Guarantor pari passu with the Securities) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of such Guarantor. A distribution made under this Article 11 to holders of Senior Debt of such Guarantor that otherwise would have been made to Holders is not, as between the such Guarantor and Holders, a payment by the Company on the Senior Debt of such Guarantor.

SECTION 11.14.  RELATIVE RIGHTS.

          This Article 11 defines the relative rights of Holders and holders of Senior Debt of the Guarantors. Nothing in this Indenture shall:

          (1) impair, as between each Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Senior Subordinated Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of each Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of each Guarantor to receive distributions and payments otherwise payable to Holders.

          If any Guarantor fails because of this Article 11 to pay principal of or interest on the Senior Subordinated Notes to a Holder on the due date, the failure is still a Default or Event of Default.

SECTION 11.15.  SUBORDINATION MAY NOT BE IMPAIRED BY ANY GUARANTOR.

          With respect to any Guarantor, no right of any holder of Senior Debt of such Guarantor to enforce the subordination of the Subsidiary Guarantee shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor to comply with this Indenture.

SECTION 11.16.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          With respect to any Guarantor, whenever a distribution is to be made or a notice given to holders of Senior Debt of such Guarantor, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets referred to in this
Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.17.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Subsidiary Guarantee to violate this Article 11. Only a Guarantor or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          With respect to any Guarantor, the Trustee in its individual or any other capacity may hold Senior Debt of such Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.18.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Senior Subordinated Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt of each Guarantor is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

SECTION 11.19.  LIMITATION OF GUARANTOR'S LIABILITY.

          Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.


                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantor:

               Key Plastics, Inc.
               21333 Haggerty Road
               Suite 200
               Novi, MI 48375
               Telecopier No.: (810) 449-6199
               Attention:  Mark Abbo

          With, in the case of any notice furnished pursuant to Article 6, a copy to:

               Dykema Gossett PLLC
               400 Renaissance Center
               Detroit, MI 48243-1688
               Telecopier No.:  (313) 568-6915
               Attention:  Aleksandra A. Miziolek

          If to the Trustee:

               Marine Midland Bank
               140 Broadway
               New York, NY 10005-1180
               Telecopier No.: (212) 658-6425
               Attention:  Corporate Trust Services, 12th Floor


          The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED NOTES WITH OTHER HOLDERS OF SENIOR SUBORDINATED NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.08. GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

          All agreements of the Company and the Guarantors in this Indenture, the Senior Subordinated Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

          In case any provision in this Indenture, in the Senior Subordinated Notes or in any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                          Signatures on following page

Dated as of March 24, 1997       KEY PLASTICS, INC.


                                 By:       Mark J. Abbo
                                       --------------------------------------
                                       Name:   Mark J. Abbo
                                       Title:  Treasurer and Assistant Secretary




Dated as of March 24, 1997       KEY PLASTICS INTERNATIONAL LLC

                                 By:       Mark J. Abbo
                                       --------------------------------------
                                       Name:   Mark J. Abbo
                                       Title:  Attorney-in-Fact for
                                               David C. Benoit, Member


                                 By:  Key Plastics, Inc.


                                       By:       Mark J. Abbo
                                            -----------------------------------
                                            Name:   Mark J. Abbo
                                            Title:  Treasurer and Assistant
                                                    Secretary



Dated as of March 24, 1997       KEY PLASTICS AUTOMOTIVE LLC




                                 By:       Mark J. Abbo
                                       --------------------------------------
                                       Name:   Mark J. Abbo
                                       Title:  Attorney-in-Fact for
                                               David C. Benoit, Member


                                 By:  Key Plastics, Inc.


                                       By:       Mark J. Abbo
                                            -----------------------------------
                                            Name:   Mark J. Abbo
                                            Title:  Treasurer and Assistant
                                                    Secretary

Dated as of March 24, 1997       KEY PLASTICS TECHNOLOGY, LLC


                                 By:       Mark J. Abbo
                                       --------------------------------------
                                       Name:   Mark J. Abbo
                                       Title:  Attorney-in-Fact for
                                               David C. Benoit, Member


                                 By:  Key Plastics, Inc.


                                       By:       Mark J. Abbo
                                            -----------------------------------
                                            Name:   Mark J. Abbo
                                            Title:  Treasurer and Assistant
                                                    Secretary

Dated as of March 24, 1997         MARINE MIDLAND BANK
                                   as Trustee


                                   By:  Marcia A. Markowski
                                        ----------------------------------
                                        Name:    Marcia A. Markowski
                                        Title:   Corporate Trust Officer

================================================================================

                                 EXHIBIT A-1
                      (Face of Senior Subordinated Note)

           10 1/4% Series [A/B] Senior Subordinated Notes due 2007

No.                                                                  $__________

CUSIP No.

                              KEY PLASTICS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on March 15, 2007.

Interest Payment Dates:  March 15, and September 15

Record Dates:  March 1, and September 1

                                        Dated:

                                        KEY PLASTICS, INC.

                                        By:_____________________________________
                                          Name:
                                          Title:


                                        By:_____________________________________
                                          Name:
                                          Title:


Trustee's Certificate of Authentication



This is one of the [Global]
Senior Subordinated Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee





                                    A-1-1

By:
================================================================================




                                    A-1-2

         [Unless and until it is exchanged in whole or in part for Senior Subordinated Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

              THE SENIOR SUBORDINATED NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SENIOR SUBORDINATED NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)


Additional provisions of this Note are set forth on the other side of this Note.



____________________

1. This paragraph should be included only if the Senior Subordinated Note is issued in global form.


2. This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement


                                    A-1-3

                      (Back of Senior Subordinated Note)

           10 1/4% Series [A/B] Senior Subordinated Notes due 2007

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Key Plastics, Inc., a Michigan corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at 10 1/4% per annum from March 24, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Senior Subordinated Notes under an Indenture dated as of March 24, 1997 ("Indenture") among the Company, as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.





                                    A-1-4

Code Sections 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company limited to $125,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Senior Subordinated Notes as set forth in Paragraph 2 hereof.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Senior Subordinated Notes shall not be redeemable at the Company's option prior to March 15, 2002. Thereafter, the Senior Subordinated Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

             YEAR                                                 PERCENTAGE

             2002   . . . . . . . . . . . . . . . . . . . . . .    105.125%
             2003   . . . . . . . . . . . . . . . . . . . . . .    103.417
             2004   . . . . . . . . . . . . . . . . . . . . . .    101.708
             2005 and thereafter  . . . . . . . . . . . . . . .    100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to March 15, 2000, the Company may redeem up to 35% of the aggregate principal amount, of the Senior Subordinated Notes initially issued at a redemption price of 109 1/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an public equity offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of the Senior Subordinated Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public equity offering.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

         7. REPURCHASE AT OPTION OF HOLDERS.

         (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment").

         (b) If the Company or any Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in Section 4.10 of the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Excess Proceeds Offer") to purchase Notes at a purchase price in cash equal to 100% of the aggregate





                                    A-1-5
principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Excess Proceeds Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture and Section 4.10, as applicable.

         (c) Holders may tender all or any portion of their Notes in a Change of Control Offer or Excess Proceeds Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

         (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an Offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

         8. NOTICE OF REDEMPTION. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Notices of redemption may not be conditional. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

         9. SUBORDINATION. The payment of principal of, premium and Liquidated Damages, if any, interest on and all other Obligations in connection with, the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt, which includes (a) all Indebtedness outstanding under the Senior Credit Facility permitted under clauses (ii) and (iii) of the second paragraph of Section 4.09 of the Indenture, (b) any other Indebtedness permitted to be incurred by the Company or any Subsidiary under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes, including, without limitation, any Indebtedness of any Subsidiary to the Company unless such intercompany Indebtedness expressly provides that it is subordinated to the Senior Subordinated Notes and (c) all Obligations with respect to the foregoing as described in clauses (a) and (b) above, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition of bankruptcy at the ratio provided in the relevant document, whether or not an allowed claim. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture. The Company agrees, and each Holder by accepting a Senior Subordinated Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

         10. SUBSIDIARY GUARANTEES. The Company's payment obligations under the Notes are jointly and severally unconditionally guaranteed by the Guarantors. The Subsidiary Guarantees of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt.





                                    A-1-6

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

         13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Senior Subordinated Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes), and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes). Without the consent of any Holder of a Senior Subordinated Note, the Indenture or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the provisions of Article 10 of the Indenture), (iii) failure by the Company to comply with Section 4.10 and 4.15 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with certain other agreements in the Indenture or this Senior Subordinated Note; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated





                                    A-1-7

Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company and each Guarantor are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

         16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Senior Subordinated Notes, the Subsidiary Guarantee or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note and the Subsidiary Guarantees waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

         17. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of March 24, 1997, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience





                                    A-1-8
to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                 Key Plastics, Inc.
                 21333 Haggerty Road
                 Suite 200
                 Novi, Michigan 48375
                 Attention:  Mark Abbo





                                    A-1-9

                                ASSIGNMENT FORM


To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to

________________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:_________________________________________________________

_______



                                        Your Signature:_________________________
                                (Sign exactly as your name appears on the face of this Senior Subordinated Note)

Signature Guarantee.





                                    A-1-10

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10              [ ] Section 4.15

          If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:______________                  Your Signature:__________________
                                 (Sign exactly as your name appears on the Senior Subordinated Note)

                                     Tax Identification No.:__________



Signature Guarantee.





                                    A-1-11

        SCHEDULE OF EXCHANGES OF DEFINITIVE SENIOR SUBORDINATED NOTE(3)

          The following exchanges of a part of this Global Senior Subordinated Note for Definitive Senior Subordinated Notes have been made:

                                                                            Principal Amount of this            Signature of
                      Amount of decrease in      Amount of increase in            Global Senior             authorized officer of
                       Principal Amount of        Principal Amount of           Subordinated Note             Trustee or Senior
                       this Global Senior         this Global Senior         following such decrease          Subordinated Note
  Date of Exchange      Subordinated Note          Subordinated Note              (or increase)                   Custodian
--------------------  ---------------------      ---------------------      ------------------------        ---------------------






-------------------

3.  This should be included only if the Note is issued in global form.


                                    A-1-12

================================================================================

                                 EXHIBIT A-2
                 (Face of Regulation S Temporary Global Note)

           10 1/4% Series [A/B] Senior Subordinated Notes due 2007

No.                                                                 $__________

CUSIP No.

                              KEY PLASTICS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on March 15, 2007.

Interest Payment Dates:  March 15, and September 15

Record Dates:  March 1, and September 1

                                        Dated:

                                        KEY PLASTICS, INC.


                                        By:________________________
                                          Name:
                                          Title:

                                        By:________________________
                                          Name:
                                          Title:


Trustee's Certificate of Authentication


This is one of the [Global]
Senior Subordinated Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:__________________________________





                                    A-2-1

================================================================================



                                    A-2-2

       (Back of Regulation S Temporary Global Senior Subordinated Note)

           10 1/4 % Series [A/B] Senior Subordinated Note due 2007


         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"),TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   THE SENIOR SUBORDINATED NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(1) BY THE INITIAL INVESTOR (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (D) TO THE COMPANY OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2), BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SENIOR SUBORDINATED NOTES.

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON PRIOR TO THE EXCHANGE OF THIS SENIOR SUBORDINATED NOTE FOR A REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE AS CONTEMPLATED BY THE INDENTURE.





                                    A-2-3

         Subject to the provisions hereof, Key Plastics, Inc., a Michigan corporation, (the "Company), promises to pay to ___________ the principal sum of_________________________ UNITED STATES DOLLARS (U.S. $____ on March 15, 2007, and to pay interest on the principal amount of this Senior Subordinated Note beginning March 24, 1997 at the rate of 10 1/4% per annum. Interest shall be payable in cash semi-annually in arrears on March 15 and September 15 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 1997. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         This Regulation S Temporary Global Senior Subordinated Note is issued in respect of an issue of 10 1/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") of the Company, limited to the aggregate principal amount of U.S. $125.0 million issued pursuant to an Indenture (the "Indenture") dated as of March 24, 1997, by and among the Company, as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Senior Subordinated Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

         Until this Regulation S Temporary Global Senior Subordinated Note is exchanged for Regulation S Permanent Global Senior Subordinated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon although interest will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Senior Subordinated Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

         This Regulation S Temporary Global Senior Subordinated Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Senior Subordinated Notes or Rule 144A Global Senior Subordinated Notes only
(i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.
Upon exchange of this Regulation S Temporary Global Senior Subordinated Note for one or more Regulation S Permanent Global Senior Subordinated Notes or Rule 144A Global Senior Subordinated Notes, the Trustee shall cancel this Regulation S Temporary Global Senior Subordinated Note.

         This Regulation S Temporary Global Senior Subordinated Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Senior Subordinated Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.





                                    A-2-4

          SCHEDULE OF EXCHANGES FOR GLOBAL SENIOR SUBORDINATED NOTES

         The following exchanges of a part of this Regulation S Temporary Global Senior Subordinated Note for other Global Senior Subordinated Notes have been made:



                                                                                    Principal Amount of this        Signature of
                            Amount of decrease in        Amount of increase in           Global Senior         authorized officer of
                               Principal Amount             Principal Amount           Subordinated Note         Trustee or Senior
                                of this Global               of this Global         following such decrease      Subordinated Note
    Date of Exchange       Senior Subordinated Note     Senior Subordinated Note         (or increase)               Custodian
------------------------   ------------------------     ------------------------    ------------------------   ---------------------











                                     A-2-5

                                 EXHIBIT B-1

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM RULE 144A GLOBAL SENIOR SUBORDINATED NOTE TO REGULATION S GLOBAL
                           SENIOR SUBORDINATED NOTE
              (Pursuant to Section 2.06(a)(1) of the Indenture)


Marine Midland Bank
140 Broadway
New York, NY 10005-1180
Attention: Corporate Trust Services, 12th Floor

          Re: 10 1/4% Senior Subordinated Senior Subordinated Notes due 2007 of Key Plastics, Inc.

          Reference is hereby made to the Indenture dated as of March 24, 1997 (the "Indenture"), by and among Key Plastics, Inc. (the "Company"), as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $ ___ principal amount of Senior Subordinated Notes which are evidenced by one or more Rule 144A Global Senior Subordinated Notes (CUSIP No. ______________) and held with the Depositary in the name of (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Regulation S Global Senior Subordinated Notes (CUSIP No. ______________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ____________).

          In connection with such request and in respect of such Senior Subordinated Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:


     (1) The offer of the Senior Subordinated Notes was not made to a person in the United States;

     (2)  either:

          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;






                                    B-1-1

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

     (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

     (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code __________________).

     Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Senior Subordinated Note for a beneficial interest in a Regulation S Global Senior Subordinated Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Senior Subordinated Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Senior Subordinated Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Senior Subordinated Note.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Lehman Brothers Inc., the initial purchaser of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                [Insert Name of Transferor]


                                By:  __________________________
                                Name:
                                Title:

Dated:

cc:  Key Plastics, Inc.
     Lehman Brothers Inc.





                                    B-1-2

                                 EXHIBIT B-2

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM REGULATION S GLOBAL SENIOR SUBORDINATED NOTE TO RULE 144A GLOBAL
                           SENIOR SUBORDINATED NOTE
              (Pursuant to Section 2.06(a)(ii) of the Indenture)



Marine Midland Bank
140 Broadway
New York, NY 10005-1180
Attention: Corporate Trust Services, 12th Floor

          Re: 10 1/4% Senior Subordinated Senior Subordinated Notes due 2007 of Key Plastics, Inc.

         Reference is hereby made to the Indenture, dated as of March 24, 1997 (the "Indenture"), by and among Key Plastics, Inc. (the "Company"), as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_____ principal amount of Senior Subordinated Notes which are evidenced by one or more Regulation S Global Senior Subordinated Notes (CUSIP No. ______________________ and held with the Depositary through Euroclear or Cedel Bank (Common Code ______________________) in the name of _________________________________ (the "Transferor"). The
Transferor has requested a transfer of such beneficial interest in the Senior Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Rule 144A Global Senior Subordinated Notes (CUSIP No.________________________), to be held with the Depositary.

         In connection with such request and in respect of such Senior Subordinated Notes, the Transferor hereby certifies that:

                                 [CHECK ONE]

[ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                      or

[ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or





                                    B-2-1

[ ] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is to an institutional "accredited investor" as such term is defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act and is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Senior Subordinated Notes for a beneficial interest in Rule 144A Global Senior Subordinated Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Senior Subordinated Notes pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Lehman Brothers Inc., the initial purchaser of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                          [Insert Name of Transferor]


                                        By: ___________________
                                        Name:
                                        Title:

Dated:

cc:  Key Plastics, Inc.
     Lehman Brothers Inc.





                                    B-2-2

                                 EXHIBIT B-3

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                   OF DEFINITIVE SENIOR SUBORDINATED NOTES
                (Pursuant to Section 2.06(b) of the Indenture)

Marine Midland Bank
140 Broadway
New York, NY 10005-1180
Attention: Corporate Trust Services, 12th Floor

        Re: 10 1/4% Senior Subordinated Senior Subordinated Notes due 2007 of Key Plastics, Inc.

          Reference is hereby made to the Indenture, dated as of March 24, 1997 (the "Indenture"), by and among Key Plastics, Inc. (the "Company"), as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This relates to $ ___________ principal amount of Senior Subordinated Notes which are evidenced by one or more Definitive Senior Subordinated Notes (CUSIP ________________ ) in the name of __________________
(the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Senior Subordinated Note(s) in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Definitive Senior Subordinated Notes (CUSIP ____________________ ), to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Senior Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Subordinated Notes"), the Holder of such Surrendered Senior Subordinated Notes hereby certifies that:

                                 [CHECK ONE]

[ ] the Surrendered Senior Subordinated Notes are being acquired for the Transferor's own account, without transfer;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred to the Company;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person





                                    B-3-1
         and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is to an institutional "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act and is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Lehman Brothers Inc., the initial purchaser of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                          [Insert Name of Transferor]


                                 By: __________________
                                 Name:





                                     B-3-2

                                     Title:

Dated:
cc:  Key Plastics, Inc.
     Lehman Brothers Inc.





                                     B-3-3

                                  EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
         FROM RULE 144A GLOBAL SENIOR SUBORDINATED NOTE OR REGULATION S
                   PERMANENT GLOBAL SENIOR SUBORDINATED NOTE
                     TO DEFINITIVE SENIOR SUBORDINATED NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)


Marine Midland Bank
140 Broadway
New York, NY 10005-1180
Attention: Corporate Trust Services, 12th Floor

         Re: 10 1/4% Senior Subordinated Senior Subordinated Notes due 2007 of
             Key Plastics, Inc.

          Reference is hereby made to the Indenture, dated as of March 24, 1997 (the "Indenture"), by and among Key Plastics, Inc. (the "Company"), as Issuer, and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors, (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $__________ principal amount of Senior Subordinated Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Senior Subordinated Notes or Regulation S Permanent Global Senior Subordinated Notes (CUSIP ________________) in the name of ____________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Subordinated Notes evidenced by one or more Definitive Senior Subordinated Notes (CUSIP _________________), to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Senior Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Subordinated Notes"), the Holder of such Surrendered Senior Subordinated Notes hereby certifies that:

                                  [CHECK ONE]


[ ] the Surrendered Senior Subordinated Notes are being transferred to the beneficial owner of such Senior Subordinated Notes;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Notes for its own account, or for one or more





                                     B-4-1
         accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[ ] the Surrendered Senior Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes to an institutional "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;


and the Surrendered Senior Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Lehman Brothers Inc., the initial purchaser of such Senior Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                          [Insert Name of Transferor]





                                     B-4-2

                                By: _______________________
                                Name:
                                Title:

Dated:

cc:  Key Plastics, Inc.
     Lehman Brothers Inc.





                                     B-4-3

                                   EXHIBIT C


                     FORM OF CERTIFICATE TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

                                                        ________________, _____

Marine Midland Bank, as Registrar
140 Broadway
New York, NY 10005-1180
Attention: Corporate Trust Services, 12th Floor

Ladies and Gentlemen:

                 In connection with our proposed purchase of certain 10 1/4% Series [A/B] Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") of Key Plastics, Inc., a Michigan corporation (the "Company"), we represent that:

                 (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                 (ii) any purchase of Senior Subordinated Notes will be for our own account or for the account of one or more other Institutional Accredited Investors;

                 (iii) in the event that we purchase any Senior Subordinated Notes, we will acquire such Senior Subordinated Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                 (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Subordinated Notes;

                 (v) we are not acquiring Senior Subordinated Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Subordinated Notes.

                 We understand that the Senior Subordinated Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Senior Subordinated Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Senior Subordinated Notes, that such Senior Subordinated Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or
(iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Senior Subordinated Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.
We further understand that the Senior Subordinated Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

                 We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                 THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        Very truly yours,


                                        _________________
                                             [Name of Transferor]

_____

                                        By:_______________________
                                                Name:
                                                Title:
                                                Address:

                                   EXHIBIT D


                          FORM OF SUBSIDIARY GUARANTEE

         Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a 10 1/4% Senior Subordinated Note due 2007 (a "Senior Subordinated Note") of Key Plastics, Inc., a Delaware corporation (the "Company") authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. THE TERMS OF
ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article 11 of the Indenture,
Article 11 of the Indenture shall control.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Company's obligations under the Notes and the Indenture (subject to Section 11.04 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

         For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Subordinated Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Subordinated Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to solvency or sufficiency of capital of a Guarantor





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in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        GUARANTOR

                                        By:_______________________
                                                Name
                                                Title





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                                   EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________, ____, between _________________________ (the "Guarantor"), a subsidiary of Key Plastics, Inc., a Michigan corporation (the "Company"), and Marine Midland Bank, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company, as Issuer and Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, and Key Plastics Technology, LLC, a Michigan limited liability company, as Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 24, 1997, providing for the issuance of an aggregate principal amount of $125,000,000 of 10 1/4% Series [A/B] Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes");

     WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Senior Subordinated Notes pursuant to a Guarantee on the terms and conditions set forth in Article 11 of the Indenture; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Senior Subordinated Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No officer, employee, director, incorporator or stockholder of the Company or a Guarantor shall have any liability for any Obligations of the Company or a Guarantor under the Senior Subordinated Notes, the Indenture or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Subordinated Notes.





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


     4. GOVERNING LAW. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

     5. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.





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


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: ____________, ____               [GUARANTOR]


                                        By:_____________________________
                                           Name:
                                           Title:




                                        MARINE MIDLAND BANK
                                         as Trustee


                                        By:_____________________________
                                           Name:
                                           Title:

Attest:


________________________
Name:
Title:





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